Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Susan Berg
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-6594

For Immediate Release:

BioMarin Corrects Information Included in Bloomberg Article

Novato, Calif., September 18, 2008 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) announced today several corrections to an article released by Bloomberg this morning. The article was based on a telephone interview with Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin, held on September 17, 2008.

Following is the correct information and is consistent with the information previously released publicly:

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The Company expects that peak sales of Naglazyme could be $300 million world wide and that the Company expects to be “more than half way there” by next year. That is not intended as sales guidance for 2009.

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The Company expects that peak sales of Kuvan could be $400 million in the U.S. and that, consistent with other orphan products, could take several years to reach that level. The Company can not predict the exact time to peak sales.

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The Company has not provided any sales guidance for 2009 or subsequent years. As is the Company’s standard practice, it expects that it will provide guidance for 2009 in connection with the release of its full year 2008 financial results in February of 2009.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises three approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; and Kuvan® (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany. Other product candidates include 6R-BH4 for cardiovascular indications, which is currently in Phase 2 clinical development for the treatment of peripheral arterial disease and sickle cell disease, and PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 1 clinical development for the treatment of PKU. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan; the timing of BioMarin’s clinical trials of 6R-BH4 for other indications, PEG-PAL and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme and Kuvan; results and timing of current and planned preclinical studies and clinical trials; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2007 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin® , Naglazyme® and Kuvan® are a registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

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